TRITON INTERNATIONAL REPORTS FIRST QUARTER 2021 RESULTS
AND DECLARES QUARTERLY DIVIDEND

Hamilton, Bermuda – April 29, 2021 – Triton International Limited (NYSE: TRTN) ("Triton")

Highlights:
•Net income attributable to common shareholders for the three months ended March 31, 2021 was $129.3 million or $1.92 per diluted share.
•Adjusted net income was $128.7 million or $1.91 per diluted share, an increase of 105.4% from the first quarter of 2020 and 12.4% from the fourth quarter of 2020.
•Trade volumes and container demand were exceptionally strong in the first quarter. Utilization increased 0.4% during the quarter to reach 99.3% as of March 31, 2021. Utilization was 99.4% as of April 23, 2021.
•As of April 23, 2021, Triton has purchased $2.6 billion of new containers for delivery in 2021, most of which have already been committed to high value, long duration leases.
•Triton's corporate credit rating was upgraded to BBB- by S&P Global Ratings on March 30, 2021.
•Triton completed an inaugural $600 million 2.05% senior secured investment grade bond offering on April 15, 2021.
•Triton's Board of Directors announced a quarterly dividend of $0.57 per common share payable on June 24, 2021 to shareholders of record as of June 10, 2021.

Financial Results
The following table summarizes Triton’s selected key financial information for the three months ended March 31, 2021, December 31, 2020, and March 31, 2020.

	(in millions, except per share data)
	Three Months Ended,
	March 31, 2021	December 31, 2020	March 31, 2020
Total leasing revenues	$346.7	$337.3	$321.5

GAAP
Net income attributable to common shareholders	$129.3	$115.2	$67.2
Net income per share - Diluted	$1.92	$1.70	$0.94

Non-GAAP (1)
Adjusted net income	$128.7	$114.7	$67.1
Adjusted net income per share - Diluted	$1.91	$1.70	$0.93

Return on equity (2)	25.0%	22.9%	13.1%
(1)Refer to the "Use of Non-GAAP Financial Items" and "Non-GAAP Reconciliations of Adjusted Net Income" set forth below.
(2)Refer to the “Calculation of Return on Equity” set forth below.

Operating Performance
"Triton achieved outstanding results in the first quarter of 2021" commented Brian M. Sondey, Chief Executive Officer of Triton. "We generated $1.91 of Adjusted earnings per share in the first quarter, an increase of more than 100% from the first quarter of 2020 and an increase of 12.4% from the fourth quarter of 2020. We also achieved an annualized Return on equity of 25.0%."

"Triton continues to benefit from very favorable market conditions. Trade volumes remain strong due to a shift in consumer spending from services and experiences to goods, and demand for containers has been boosted further by a variety of logistical challenges that have slowed the global movement of containers. Our utilization increased to 99.3% as of March 31, 2021 and currently stands at 99.4%. The strong demand for containers has also led to high new container prices and market lease rates. Container factories are currently quoting over $3,500 for a new 20' dry container, and market lease rates for new containers are significantly higher than the average lease rates in our lease portfolio. Our average selling price for used dry containers jumped further in the first quarter, leading to an increase in our disposal gains from the fourth quarter of 2020 despite a significant decrease in disposal volumes."

"Triton is investing heavily in new containers to help our customers manage the strong increase in trade volumes. Our customers generally did not anticipate the rapid growth in trade that began in the second half of 2020, and all major shipping lines have needed to add significant numbers of containers. Shipping lines have been primarily relying on the leasing market to fulfill their container requirements, and Triton has secured a meaningful share of leasing transactions due to our industry-leading supply capability and our strong reputation for reliability. Triton has purchased approximately $2.6 billion of containers for delivery in 2021, with $0.7 billion accepted in the first quarter, and we have already pre-committed most of our purchased containers to high-value, long-duration leases. We estimate that our existing orders would translate to asset growth of close to 20% for Triton in 2021."

"Triton is highly focused on locking-in durable improvements to our business, profitability and cash flow. The average lease duration for our 2021 new dry container lease commitments is over 12 years, and we estimate that approximately 75% of the used containers we have supplied since last July have been leased on life-cycle leases, which keep the containers on-hire until our typical disposal age. The large block of attractively priced new leases and improved off-hire protections for our used containers will provide a strong foundation to our profitability and cash flow for years to come."

"Our balance sheet remains in great shape. Our leverage remains well below our typical historical range, and our profitability supports our high current growth rate with little impact on our leverage. In March 2021, our corporate credit rating was upgraded to BBB- by S&P, reflecting our strong market and financial position. In the first quarter, we issued $1.2 billion of ABS notes and in April 2021, we successfully completed an inaugural issuance of $600 million investment grade senior secured notes. These successful transactions, which further reduce our overall average borrowing costs, provide an attractive source of financing to support our customers and will contribute to the strong return on our 2021 container investment."

Outlook
Mr. Sondey continued, "Looking ahead, we have significant operational and financial momentum, and we expect to achieve outstanding profitability throughout 2021. Trade volumes remain strong, our container fleet is close to maximum utilization, and we have approximately 500,000 TEU of new containers pre-booked for pick-up in the second and third quarters. We anticipate some normalization of consumer spending patterns as COVID vaccination rates grow, but economists are generally projecting a strong bounce to global GDP in the second half of 2021, and we typically experience peak dry container demand in the third quarter as retailers stock up for the holiday season. We expect our Adjusted net income per share to hold fairly steady from the first to the second quarter of 2021. We expect our leasing margin will increase substantially due to a high volume of new container pick-ups, though we expect this to be mostly offset by lower disposal gains due to a very low volume of container off-hires and disposals. Overall, we expect our profitability, Return on equity and cash flow to remain at very high levels."

Dividends
Triton’s Board of Directors has approved and declared a $0.57 per share quarterly cash dividend on its issued and outstanding common shares, payable on June 24, 2021 to shareholders of record at the close of business on June 10, 2021.

The Company's Board of Directors also approved and declared a cash dividend payable on June 15, 2021 to holders of record at the close of business on June 8, 2021 on its issued and outstanding preferred shares as follows:

Preferred Share Series	Dividend Rate	Dividend Per Share
Series A Preferred Shares (NYSE:TRTNPRA)	8.500%	$0.5312500
Series B Preferred Shares (NYSE:TRTNPRB)	8.000%	$0.5000000
Series C Preferred Shares (NYSE:TRTNPRC)	7.375%	$0.4609375
Series D Preferred Shares (NYSE:TRTNPRD)	6.875%	$0.4296875

Share Repurchase Program Update
Triton has repurchased over 13.9 million common shares since the inception of the program in August 2018. There were no share repurchases during the first quarter of 2021 and as of March 31, 2021, the Company had a total of $102.1 million remaining under the current authorization.

Investors’ Webcast
Triton will hold a Webcast at 8:30 a.m. (New York time) on Thursday, April 29, 2021 to discuss its first quarter results. To listen by phone, please dial 1-877-418-5277 (domestic) or 1-412-717-9592 (international) approximately 15 minutes prior to the start time and reference the Triton International Limited conference call. To access the live Webcast please visit Triton's website at http://www.trtn.com. An archive of the Webcast will be available one hour after the live call.

About Triton International Limited
Triton International Limited is the world’s largest lessor of intermodal freight containers. With a container fleet of 6.5 million twenty-foot equivalent units ("TEU"), Triton’s global operations include acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis.

Contact
Andrew Greenberg
Senior Vice President
Business Development & Investor Relations
(914) 697-2900

Utilization, Fleet, and Leasing Revenue Information

The following table summarizes the equipment fleet utilization for the periods indicated:

	Quarter Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Average Utilization (1)	99.1%	98.1%	96.1%	95.0%	95.4%
Ending Utilization (1)	99.3%	98.9%	97.4%	94.8%	95.3%
(1)Utilization is computed by dividing total units on lease (in CEU) by the total units in our fleet (in CEU), excluding new units not yet leased and off-hire units designated for sale.

The following table summarizes the equipment fleet as of March 31, 2021, December 31, 2020 and March 31, 2020 (in units, TEUs and CEUs):

	Equipment Fleet in Units			Equipment Fleet in TEU
	March 31, 2021	December 31, 2020	March 31, 2020	March 31, 2021	December 31, 2020	March 31, 2020
Dry	3,417,293	3,295,908	3,239,306	5,711,032	5,466,421	5,324,756
Refrigerated	232,550	227,519	225,026	450,087	439,956	434,263
Special	94,266	93,885	93,743	171,781	170,792	170,225
Tank	11,339	11,312	12,469	11,339	11,312	12,469
Chassis	24,078	24,781	24,319	43,858	45,188	44,828
Equipment leasing fleet	3,779,526	3,653,405	3,594,863	6,388,097	6,133,669	5,986,541
Equipment trading fleet	60,242	64,243	17,549	93,514	98,991	26,185
Total	3,839,768	3,717,648	3,612,412	6,481,611	6,232,660	6,012,726

	Equipment in CEU(1)
	March 31, 2021	December 31, 2020	March 31, 2020
Operating leases	6,892,129	6,649,350	6,474,701
Finance leases	297,168	295,784	338,242
Equipment trading fleet	92,570	98,420	35,632
Total	7,281,867	7,043,554	6,848,575
(1)In the equipment fleet tables above, we have included total fleet count information based on CEU. CEU is a ratio used to convert the actual number of containers in our fleet to a figure based on the relative purchase prices of our various equipment types to that of a 20-foot dry container. For example, the CEU ratio for a 40-foot high cube dry container is 1.70, and a 40-foot high cube refrigerated container is 7.50. These factors may differ slightly from CEU ratios used by others in the industry.

The following table summarizes our leasing revenue for the periods indicated (in thousands):

	Three Months Ended,
	March 31, 2021	December 31, 2020	March 31, 2020
Operating leases
Per diem revenues	$331,252	$319,679	$298,486
Fee and ancillary revenues	8,542	10,439	14,318
Total operating lease revenues	339,794	330,118	312,804
Finance leases	6,949	7,167	8,664
Total leasing revenues	$346,743	$337,285	$321,468

Important Cautionary Information Regarding Forward-Looking Statements

Certain statements in this release, other than purely historical information, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that include the words "expect," "intend," "plan," "believe," "project," "anticipate," "will," "may," "would" and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Triton's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements.

These factors include, without limitation, economic, business, competitive, market and regulatory conditions and the following: the impact of COVID-19 on our business and financial results; decreases in the demand for leased containers; decreases in market leasing rates for containers; difficulties in re-leasing containers after their initial fixed-term leases; our customers' decisions to buy rather than lease containers; our dependence on a limited number of customers and suppliers; customer defaults; decreases in the selling prices of used containers; extensive competition in the container leasing industry; difficulties stemming from the international nature of our business; decreases in demand for international trade; disruption to our operations resulting from the political and economic policies of the United States and other countries, particularly China, including but not limited to, the impact of trade wars, duties and tariffs; disruption to our operations from failures of, or attacks on, our information technology systems; disruption to our operations as a result of natural disasters; compliance with laws and regulations related to economic and trade sanctions, security, anti-terrorism, environmental protection and corruption; our ability to obtain sufficient capital to support our growth; restrictions imposed by the terms of our debt agreements; changes in tax laws in, Bermuda, the United States and other countries and other risks and uncertainties, including those risk factors set forth in the section entitled "Risk Factors" in our Form 10-K filed with the Securities and Exchange Commission ("SEC"), on February 16, 2021, in any Form 10-Q filed or to be filed by Triton, and in other documents we file with the SEC from time to time.

The foregoing list of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere. Any forward-looking statements made herein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on Triton or its business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

-Financial Tables Follow-

TRITON INTERNATIONAL LIMITED
Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	March 31, 2021	December 31, 2020
ASSETS:
Leasing equipment, net of accumulated depreciation of $3,497,805 and $3,370,652	$9,198,780	$8,630,696
Net investment in finance leases	271,347	282,131
Equipment held for sale	57,568	67,311
Revenue earning assets	9,527,695	8,980,138
Cash and cash equivalents	233,064	61,512
Restricted cash	153,272	90,484
Accounts receivable, net of allowances of $1,275 and $2,192	234,682	226,090
Goodwill	236,665	236,665
Lease intangibles, net of accumulated amortization of $269,355 and $264,791	29,102	33,666
Other assets	68,919	83,969
Fair value of derivative instruments	7,578	9
Total assets	$10,490,977	$9,712,533
LIABILITIES AND SHAREHOLDERS' EQUITY:
Equipment purchases payable	$342,357	$191,777
Fair value of derivative instruments	68,545	128,872
Accounts payable and other accrued expenses	96,989	95,235
Net deferred income tax liability	342,071	327,431
Debt, net of unamortized costs of $53,446 and $42,747	6,916,697	6,403,270
Total liabilities	7,766,659	7,146,585

Shareholders' equity:
Preferred shares, $0.01 par value, at liquidation preference	555,000	555,000
Common shares, $0.01 par value, 270,000,000 shares authorized, 81,273,334 and 81,151,723 shares issued, respectively	813	812
Undesignated shares, $0.01 par value, 7,800,000 and 7,800,000 shares authorized, respectively, no shares issued and outstanding	—	—
Treasury shares, at cost, 13,901,326 and 13,901,326 shares, respectively	(436,822)	(436,822)
Additional paid-in capital	902,891	905,323
Accumulated earnings	1,765,498	1,674,670
Accumulated other comprehensive income (loss)	(63,062)	(133,035)
Total shareholders' equity	2,724,318	2,565,948
Total liabilities and shareholders' equity	$10,490,977	$9,712,533

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	March 31, 2021	March 31, 2020
Leasing revenues:
Operating leases	$339,794	$312,804
Finance leases	6,949	8,664
Total leasing revenues	346,743	321,468

Equipment trading revenues	25,945	15,380
Equipment trading expenses	(17,804)	(13,447)
Trading margin	8,141	1,933

Net gain on sale of leasing equipment	21,967	4,077

Operating expenses:
Depreciation and amortization	143,307	132,695
Direct operating expenses	9,370	23,248
Administrative expenses	20,921	19,225
Provision (reversal) for doubtful accounts	(2,464)	4,279
Total operating expenses	171,134	179,447
Operating income (loss)	205,717	148,031
Other expenses:
Interest and debt expense	54,623	69,002
Debt termination expense	—	31
Other (income) expense, net	(481)	(3,584)
Total other expenses	54,142	65,449
Income (loss) before income taxes	151,575	82,582
Income tax expense (benefit)	11,737	5,546
Net income (loss)	$139,838	$77,036
Less: dividend on preferred shares	10,513	9,825
Net income (loss) attributable to common shareholders	$129,325	$67,211
Net income per common share—Basic	$1.93	$0.94
Net income per common share—Diluted	$1.92	$0.94
Cash dividends paid per common share	$0.57	$0.52
Weighted average number of common shares outstanding—Basic	66,935	71,596
Dilutive restricted shares	282	202
Weighted average number of common shares outstanding—Diluted	67,217	71,798

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	March 31, 2021	March 31, 2020
Cash flows from operating activities:
Net income (loss)	$139,838	$77,036
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	143,307	132,695
Amortization of deferred debt cost and other debt related amortization	1,142	3,595
Lease related amortization	4,857	7,054
Share-based compensation expense	1,715	1,605
Net (gain) loss on sale of leasing equipment	(21,967)	(4,077)
Unrealized (gain) loss on derivative instruments	—	297
Debt termination expense	—	31
Deferred income taxes	11,615	5,505
Changes in operating assets and liabilities:
Accounts receivable	(10,828)	(3,775)
Accounts payable and other accrued expenses	1,886	(15,111)
Net equipment sold (purchased) for resale activity	1,579	1,435
Cash received (paid) for settlement of interest rate swaps	5,558	—
Cash collections on finance lease receivables, net of income earned	12,866	15,466
Other assets	9,420	(23,796)
Net cash provided by (used in) operating activities	300,988	197,960
Cash flows from investing activities:
Purchases of leasing equipment and investments in finance leases	(579,211)	(62,406)
Proceeds from sale of equipment, net of selling costs	53,512	49,498
Other	15	(216)
Net cash provided by (used in) investing activities	(525,684)	(13,124)
Cash flows from financing activities:
Issuance of preferred shares, net of underwriting discount	—	145,275
Purchases of treasury shares	—	(34,357)
Redemption of common shares for withholding taxes	(4,146)	(2,156)
Debt issuance costs	(13,803)	—
Borrowings under debt facilities	1,504,850	530,000
Payments under debt facilities and finance lease obligations	(979,199)	(425,073)
Dividends paid on preferred shares	(10,513)	(9,395)
Dividends paid on common shares	(38,153)	(37,110)
Other	—	(410)
Net cash provided by (used in) financing activities	459,036	166,774
Net increase (decrease) in cash, cash equivalents and restricted cash	$234,340	$351,610
Cash, cash equivalents and restricted cash, beginning of period	151,996	168,972
Cash, cash equivalents and restricted cash, end of period	$386,336	$520,582
Supplemental disclosures:
Interest paid	$42,133	$53,795
Income taxes paid (refunded)	$155	$139
Right-of-use asset for leased property	$—	$—
Supplemental non-cash investing activities:
Equipment purchases payable	$342,357	$29,109

Use of Non-GAAP Financial Items

We use the terms "Adjusted net income" and Return on equity throughout this press release.

Adjusted net income and Return on equity are not items presented in accordance with U.S. GAAP and should not be considered as alternatives to, or more meaningful than, amounts determined in accordance with U.S. GAAP, including net income.

Adjusted net income is adjusted for certain items management believes are not representative of our operating performance. Adjusted net income is defined as net income attributable to common shareholders excluding debt termination expenses net of tax, unrealized gains and losses on derivative instruments net of tax, and foreign and other income tax adjustments.

We believe that Adjusted net income is useful to an investor in evaluating our operating performance because this item:

•is widely used by securities analysts and investors to measure a company's operating performance;

•helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure, our asset base and certain non-routine events which we do not expect to occur in the future; and

•is used by our management for various purposes, including as measures of operating performance and liquidity, to assist in comparing performance from period to period on a consistent basis, in presentations to our board of directors concerning our financial performance and as a basis for strategic planning and forecasting.

We have provided a reconciliation of net income attributable to common shareholders, the most directly comparable U.S. GAAP measure, to Adjusted net income in the table below for the three months ended March 31, 2021, December 31, 2020, and March 31, 2020.

Additionally, the calculation for return on equity is adjusted annualized earnings divided by average shareholders' equity. Management utilizes return on equity in evaluating how much profit the Company generates on the shareholders' equity in the Company and believes it is useful for comparing the profitability of companies in the same industry.

TRITON INTERNATIONAL LIMITED Non-GAAP Reconciliations of Adjusted Net Income (In thousands, except per share amounts)

	Three Months Ended,
	March 31, 2021	December 31, 2020	March 31, 2020
Net income attributable to common shareholders	$129,325	$115,185	$67,211
Add (subtract):
Unrealized loss (gain) on derivative instruments, net	—	—	270
Debt termination expense	—	358	24
State and other income tax adjustments	—	(866)	—
Tax benefit from vesting of restricted shares	(643)	—	(390)
Adjusted net income	$128,682	$114,677	$67,115
Adjusted net income per common share—Diluted	$1.91	$1.70	$0.93
Weighted average number of common shares outstanding—Diluted	67,217	67,571	71,798

TRITON INTERNATIONAL LIMITED Calculation of Return on Equity (In thousands)

	Three Months Ended,
	March 31, 2021	December 31, 2020	March 31, 2020
Adjusted net income	$128,682	$114,677	$67,115
Annualized Adjusted net income (1)	521,877	454,969	269,198

Average Shareholders' equity (2)(3)	$2,090,133	$1,987,419	$2,061,244

Return on equity	25.0%	22.9%	13.1%
(1)Annualized Adjusted net income was calculated based on calendar days per quarter.
(2)Average Shareholders' equity was calculated using the quarter’s beginning and ending Shareholder’s equity for the three-month ended periods.
(3)Average Shareholders' equity was adjusted to exclude preferred shares.